UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008 (December 18, 2008)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 10.1

Item 2.01 Completion of Acquisition of Assets.
          Effective on December 18, 2008, Brocade Communications Systems, Inc., a Delaware corporation (“Brocade”), completed its acquisition of Foundry Networks, Inc., a Delaware corporation (“Foundry”), pursuant to the Agreement and Plan of Merger, dated as of July 21, 2008 as amended by Amendment No. 1 thereto, dated as of November 7, 2008 (the “Merger Agreement”), among Brocade, Falcon Acquisition Sub, Inc., a wholly owned subsidiary of Brocade (“Merger Sub”), and Foundry. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Foundry (the “Merger”) and Foundry continued as the surviving corporation and a wholly owned subsidiary of Brocade. Subject to the terms and conditions of the Merger Agreement, upon the effectiveness of the Merger each issued and outstanding share of Foundry common stock (other than shares held by Brocade) was canceled and converted into the right to receive $16.50 in cash, without interest.
          In connection with the Merger, approximately 137,468,105 shares of Foundry common stock were converted into the right to receive approximately $2.27 billion (excludes approximately 14,000,000 shares of Foundry common stock held by Brocade that were cancelled upon effectiveness of the Merger without consideration). In addition, upon the effectiveness of the Merger, Brocade: (i) terminated certain outstanding unvested stock options; (ii) in certain circumstances, terminated Foundry’s outstanding vested options and granted, in lieu thereof, a right to be issued fully-vested Brocade common stock upon settlement thereof based on the excess of the per-share merger consideration set forth in the Merger Agreement over the applicable exercise price of such options; and (iii) (a) assumed certain outstanding equity awards or (b) replaced certain of Foundry’s outstanding equity awards with reasonably equivalent Brocade equity awards based on a conversion ratio derived from the per-share merger consideration as set forth in the Merger Agreement, in certain cases offsetting the number of shares (on post-conversion basis) against Brocade’s existing share reserve under its stockholder approved equity incentive plans.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Changes to Executive Officer Compensation and the Company’s Senior Leadership Compensation Plan
          On December 19, 2008, following an extensive market comparison of compensation levels at peer companies led by an outside compensation consultant, the Company’s Compensation Committee (the “Committee”) approved certain market adjustments in compensation to the Company’s executive officers. Specifically, the Committee approved the following increases in annual base salary: Michael Klayko, Chief Executive Officer, from $725,000 to $750,000; Richard Deranleau, Chief Financial Officer and Vice President, Finance, from $340,000 to $400,000; Tejinder (TJ) Grewal, Vice President, Corporate Development, from $315,000 to $330,000; and Ian Whiting, Vice President and General Manager, Data Center Infrastructure, from $375,840 to $400,000. The salary increases are effective as of November 1, 2008 (the beginning of the Company’s fiscal year).
          The Committee also approved the following adjustments in annual target incentives as a percentage of annual base salary for fiscal year 2009 for the Company’s executive officers: Michael Klayko from 100% to 150%; Richard Deranleau from 60% to 75%; Tejinder (TJ) Grewal from 60% to 75%; and Ian Whiting from 60% to 100%. The annual incentive target is subject to achievement of certain Company non-GAAP operating income targets approved by the Company’s Board of Directors. Up to ten percent (10%) of the annual incentive target for Messrs. Deranleau, Grewal and Whiting is also subject to achievement of certain Company and departmental financial, strategic and/or operational metrics determined on an individualized basis.
          The Company’s Senior Leadership Compensation Plan was amended to reflect the changes to the annual incentive targets described above. A copy of the Amended and Restated Senior Leadership Compensation Plan is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
          The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.
(b) Pro Forma Financial Information
          The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.
(d) Exhibits

Exhibit
No.	Description

10.1	Amended and Restated Senior Leadership Plan, dated December 19, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Date: December 22, 2008	By:	/s/ Richard Deranleau
Richard Deranleau
Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

10.1	Amended and Restated Senior Leadership Plan, dated December 19, 2008.